UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2011
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53313 (Commission File Number)	98-0454144 (IRS Employer Identification No.)

Suite 2015, 600 Leopard Street, Corpus Christi, Texas (Address of principal executive offices)	78401 (Zip Code)

(361) 884-7474
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement.

On January 18, 2011 the Board of Directors of Strategic American Oil Corporation (the "Company")  ratified a Purchase & Sale Agreement (the "Agreement") with ERG Resources LLC ("ERG") to acquire a private Texas oil and gas company, Galveston Bay Energy, LLC ("Galveston"), which owns and operates producing oil and natural gas properties and related facilities located in Galveston Bay, Texas. Pursuant to the Agreement, ERG has agreed to sell the Company all of the outstanding membership interests of Galveston for a total purchase price of $9,900,000, subject to adjustment in accordance with the Agreement.The closing of the Agreement is subject to certain terms and conditions in the Agreement, including the Company's obtaining of necessary financing or raising sufficient capital to pay the purchase price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION
Date: January 24, 2011	/s/ Jeremy Glenn Driver Name: Jeremy Glenn Driver Title: President, Chief Executive Officer and a director

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